UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Waste Services, Inc.

(Name of Registrant as Specified In Its Charter)

not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1122 INTERNATIONAL BLVD., SUITE 601
BURLINGTON, ONTARIO, CANADA L7L 6Z8
November 17, 2005
Dear Stockholder:
     Enclosed is a notice of meeting and management proxy statement for our annual meeting to be held at the Holiday Inn, Bronte Room, 2525 Wyecroft Road, Oakville, Ontario, Canada on Wednesday, December 21, 2005, at 10:00 a.m. (Toronto time).
     The meeting has been called to elect two (2) directors as further described in the accompanying proxy statement.
     A copy of our Annual Report for the fiscal year ended December 31, 2004 is enclosed with this Notice of Annual Meeting and Proxy Statement.
     Regardless of the number of shares you own, it is important that you be present or represented at the meeting. If you are unable to attend the meeting in person, kindly complete, date, sign and return the enclosed form of Proxy in the envelope provided for this purpose immediately so that your shares can be voted at the meeting in accordance with your instructions.
Yours truly,
“David Sutherland-Yoest”
David Sutherland-Yoest
Chairman and Chief Executive Officer

1122 INTERNATIONAL BLVD., SUITE 601
BURLINGTON, ONTARIO, CANADA L7L 6Z8
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, DECEMBER 21, 2005
     Notice is hereby given that the annual meeting (the “Annual Meeting”) of the stockholders of Waste Services, Inc. (the “Corporation”) will be held at the Holiday Inn, Bronte Room, 2525 Wyecroft Road, Oakville, Ontario, Canada on Wednesday, December 21, 2005 at 10:00 a.m. (Toronto time) for the following purposes:
1.	To elect two Class II directors whose terms expire at the annual meeting, each to hold office for a three year term; and

2.	To transact such further and other business as may properly come before the Annual Meeting or any adjournment thereof.
     The accompanying proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by management of the Corporation for use at the Annual Meeting. The Proxy Statement provides additional information relating to the matters to be addressed at the Annual Meeting. A form of proxy also accompanies this notice.
     The Board of Directors has fixed the record date for the Annual Meeting as November 9, 2005. Only holders of common stock and of Special Voting Preferred Stock on that date will be entitled to notice of and to vote at the Annual Meeting. If you hold exchangeable shares of Waste Services (CA) Inc. on the record date, you will receive a copy of this notice from the holder of the Special Voting Preferred Stock, Computershare Trust Company of Canada (the “Trustee”) with instructions on how to direct the Trustee to exercise your vote comprised in the voting rights attached to the Special Voting Preferred Stock.
     Regardless of the number of shares of the Corporation which you own, it is important that you be present or represented at the Annual Meeting. If you are not able to attend the Annual Meeting in person, please exercise your right to vote by signing, dating and returning the enclosed proxy card to American Stock Transfer & Trust Company, 6201 15th Ave., 3rd Floor, Brooklyn, New York, NY 11219 U.S.A by 11:59 p.m. on Tuesday, December 20, 2005.
By Order of the Board of Directors
“Ivan R. Cairns”
Ivan R. Cairns
Secretary
Burlington, Ontario
November 17, 2005

1122 INTERNATIONAL BLVD., SUITE 601
BURLINGTON, ONTARIO, CANADA L7L 6Z8

PROXY STATEMENT FOR THE ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, DECEMBER 21, 2005

This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about November 17, 2005, in connection with the solicitation by the Board of Directors of Wastes Services, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Holiday Inn, Bronte Room, 2525 Wyecroft Road, Oakville, Ontario, Canada, on Wednesday, December 21, 2005 and upon any adjournment, for the purposes set out in the accompanying notice.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
     This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. Stockholders should read the entire Proxy Statement, including the annexes. Capitalized terms used in this summary and not otherwise defined shall have the meanings given to them elsewhere in this Proxy Statement.
What will I be voting on?
     The following proposal will be considered at the Annual Meeting:
1.	the election of two (2) Class II directors, each to serve for a three year term.
Who can vote?
     Holders of our common stock at the close of business on November 9, 2005 (the “Record Date”) will be entitled to one vote for every share. On the Record Date, there were 99,515,916 shares of common stock outstanding and entitled to vote, treating all of the outstanding Exchangeable Shares not held by us or any subsidiary as if they had been exchanged for shares of our common stock.
     Computershare Trust Company of Canada, the holder of the Special Voting Preferred Stock, as Trustee, will have the number of votes equal to the number of outstanding Exchangeable Shares of Waste Services (CA) Inc., as of the Record Date (that are not owned directly or indirectly by us) and will vote those shares in accordance with instructions received from the holders of the Exchangeable Shares. The holders of the common stock and of the Special Voting Preferred Stock will vote as a single class.
What are the quorum requirements?
     In order to carry out the business at the meeting, there must be a quorum. The holders of a majority of outstanding shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, is a quorum. Common stock and Special Voting Preferred Stock will be considered a single class for purposes of determining whether a quorum is present. If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned until a quorum is present or represented. Abstentions are counted as present for the purposes of determining the presence of a quorum.
What number of votes are required to approve a proposal?
     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting who are entitled to vote on the election of directors.
     Abstentions will not be counted in determining the number of votes cast.
     Voting at the Annual Meeting will, unless otherwise directed by the Chairman, be by show of hands.
How do I vote?
     You can either vote in person by attending the Annual Meeting or by proxy whether or not you elect to attend the meeting.
     If you wish to vote by proxy, you must complete, sign, date and return the enclosed proxy card to American Stock Transfer & Trust Company, 6201 15th Ave., 3rd Floor, Brooklyn, New York, NY 11219 U.S.A. for receipt by 11:59 p.m. on Tuesday, December 20, 2005.

     Stockholders who hold their shares through a broker and wish to file proxies, should follow the directions of their broker.
     If you sign your proxy or broker voting instruction card with no further instructions, your shares of common stock will be voted for the re-election of the nominee directors, and, at the discretion of the proxyholder, on any other matters that properly come before the Annual Meeting or any adjournment thereof.
     The persons named as proxies in the enclosed form of proxy are our officers. If you wish to appoint some other person to represent you at the Annual Meeting, you may do so either by inserting that person’s name in the blank space provided in the proxy or by completing another proper form of proxy and submitting it as described earlier in this Section.
How do I vote if I own Exchangeable Shares of Waste Services (CA) Inc.?
     You are permitted to instruct the Trustee how to vote your Exchangeable Shares at the Annual Meeting. If you do not give voting instructions to the Trustee, the Trustee will not exercise the voting rights attached to your Exchangeable Shares. You may instruct the Trustee to sign a proxy in your favor or in favor of another person designated by you who will then be eligible to attend and vote at the Annual Meeting or you may appoint the Trustee or another member of our management as your proxy to exercise your voting rights. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign and return the Voting Instruction Card which will be sent to you by the Trustee. The Voting Instruction Card must be completed and returned to Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 for receipt by 5:00 p.m. on Monday, December 19, 2005.
Can I change my vote or revoke my proxy after I deliver it?
     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy by (1) attending the Annual Meeting in person or (2) by filing with us an instrument in writing revoking the proxy and another duly executed proxy bearing a later date. Such proxy and revocation can be mailed as follows: Waste Services, Inc., 1122 International Blvd., Suite 601, Burlington, Ontario, L7L 6Z8, Canada, Attention: Corporate Secretary, or delivered to the Corporate Secretary at any time prior to the taking of the vote to which such proxy relates, or in any other manner permitted by law. If you hold your shares through a broker, you may revoke a proxy or voting instruction given to the broker who holds your shares at any time by written notice to them.
     If you are the holder of Exchangeable Shares, you can change your vote or revoke your instructions in accordance with the instructions set out in the letter you will receive from the Trustee.
Where can I find more information about Waste Services?
     We have filed annual and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Exchange Act of 1934. You may read and copy this information and obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street N.E., Room 1580, Washington, DC 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC, including us. The address of that site is http://www.sec.gov.
     You can also find information about us on our website, www.wasteservicesinc.com. Information on our website does not form a part of this Proxy Statement.

PROPOSAL I — ELECTION OF DIRECTORS
     The Board of Directors (the “Board of Directors” or the “Board”) is divided into three (3) classes, Class I, II and III. The Class II directors hold office until this Annual Meeting. The Class III directors will hold office until the annual meeting of stockholders held in 2006. The Class I directors, elected at last year’s annual meeting and the Class II directors elected at this Annual Meeting will serve until the third annual meeting of stockholders following the annual meeting at which the director was elected and until their respective successors are duly elected and qualified.
     Lucien Rémillard and Jack E. Short are the Class II directors whose terms expire at the Annual Meeting. Mr. Rémillard and Mr. Short are nominated for re-election to the Board of Directors. Their nominations have been approved by the Governance Committee. Each nominee has consented to be named in this Proxy Statement and has agreed to serve as a member of the Board if elected.
     The Board of Directors recommends a vote for each of the nominees to the Board of Directors.
     Information regarding each of the nominees proposed for election as Class II directors and our other directors as at September 30, 2005, including service as directors of our predecessor Waste Services (CA) Inc. (formerly Capital Environmental Resource Inc.) is set out below:

Name	Age	Director Since	Position
Class II — Term Expires 2005
Lucien Rémillard *	58	September 6, 2001	Director
Jack E. Short * (1)(2)	64	July 28, 2004	Director

Class III — Term Expires 2006
Wallace L. Timmeny (1)(2)(3)	67	July 28, 2004	Director
Michael J. Verrochi (1)(2)	65	July 28, 2004	Director

Class I — Term Expires 2007
Gary W. DeGroote (3)	50	September 6, 2001	Director
David Sutherland-Yoest	49	September 6, 2001	Chairman, Chief Executive Officer and Director

Nominees of Kelso
George E. Matelich (2)	49	May 6, 2003	Director
Michael B. Lazar (3)	36	May 6, 2003	Director

*	Nominee for re-election.

(1)	Member of the Audit Committee.

(2)	Member of the Governance Committee.

(3)	Member of the Compensation Committee.
Director Nominees
Lucien Rémillard has been a director since September 6, 2001. Mr. Rémillard has been the President and Chief Executive Officer of RCI Environnement Inc., a waste management company, since 1997. From 1981 to 1995, Mr. Rémillard was the President and Chief Executive Officer of Intersan, Inc., a waste management company. Mr. Rémillard has also served as a director of the Greater Montreal Area Comite Paritaire des Boueurs, the organization regulating labor relations for the Montreal solid waste removal industry, since 1983. Mr. Rémillard is also Chairman of the board of directors of Remstar Corporation, an independent distribution and film production company.

Jack E. Short became a director on July 28, 2004. In July 2001, Mr. Short was appointed by the Federal Bankruptcy Court for Northern Oklahoma to act as plan agent in the consolidated bankruptcy of Manchester Gas Storage, Inc., and MGL, Inc. In March 2004, a court order was given to close the case and discharge the plan agent. In June 2002, Mr. Short was appointed to the board of T.D. Williamson, Inc. and serves on the finance and audit committees of the company. Mr. Short was a partner at PricewaterhouseCoopers LLP from 1976 to 1981 and was readmitted to the partnership in 1987 and was a partner until his retirement in 2001. From 1981 to 1987, Mr. Short was in private industry. In 1994, Mr. Short was appointed for a five-year term to the Oklahoma Board of Accountancy, serving as its chairman for two of those years.
Continuing Directors
David Sutherland-Yoest has been Chairman and Chief Executive Officer and a director since September 6, 2001. Mr. Sutherland-Yoest also held the position of Chairman and Chief Executive Officer of H2O Technologies Ltd., a water purification company, from March 2000 to October 2003 and served as a director of H2O Technologies Ltd. from March 2000 to January 2004. Mr. Sutherland-Yoest served as the Senior Vice President — Atlantic Area of Waste Management, Inc. from July 1998 to November 1999. From August 1996 to July 1998, he was the Vice Chairman and Vice President — Atlantic Region of USA Waste Services, Inc., or USA Waste and the President of Canadian Waste Services, Inc., which, during such time, was a subsidiary of USA Waste. Prior to joining USA Waste, Mr. Sutherland-Yoest was President, Chief Executive Officer and a director of Envirofil, Inc. Between 1981 and 1992, he served in various capacities at Laidlaw Waste Systems, Inc. and Browning-Ferris Industries, Ltd.
Gary W. DeGroote has been a director since September 6, 2001. Mr. DeGroote has been the President and sole director of GWD Management Inc., a private investment holding company, since 1981. From 1991 to 1995, Mr. DeGroote was President and a director of Republic Environmental Systems Ltd. From 1976 through 1989, Mr. DeGroote served in various positions at Laidlaw Waste Systems Ltd. and its affiliates, including as Vice President and served as a member of the board of directors of Laidlaw Inc. from 1983 to 1989. Mr. DeGroote also serves as a director of Century Business Services, Inc.
Wallace L. Timmeny became a director on July 28, 2004. Mr. Timmeny has been a partner in the law firm of Dechert LLP since 1996. Mr. Timmeny is a past chairman of the Executive Council of the Securities Law Committee of the Federal Bar Association. From 1965 to 1979, Mr. Timmeny was an attorney with the U.S. Securities and Exchange Commission and ultimately the deputy director of its Division of Enforcement.
Michael J. Verrochi became a director on July 28, 2004. Mr. Verrochi is currently Chairman and Chief Executive Officer of Verrochi Realty Trust and Chairman and Chief Executive Officer of Monadnock Mountain Spring Water. Mr. Verrochi served in senior executive positions, including Executive Vice-President with Browning-Ferris Industries, Inc., a solid waste management company, and as a member of its Board of Directors.
George E. Matelich has been a director since May 6, 2003. Mr. Matelich has been a Managing Director of Kelso & Company since 1990. Mr. Matelich has been affiliated with Kelso & Company since 1985. Mr. Matelich serves as a director of FairPoint Communications, Inc. and as a Trustee of the University of Puget Sound.
Michael B. Lazar has been a director since May 6, 2003. Mr. Lazar is the Chief Operating Officer of BlackRock Kelso Capital, a business development company that provides debt and equity capital to middle market companies. Prior to joining BlackRock in 2005, Mr. Lazar was a Managing Director and Principal at Kelso & Company having joined in 1993. Prior to joining Kelso, Mr. Lazar worked in the Acquisition Finance Group at Chemical Securities, Inc. (predecessor to JP Morgan Securities, Inc.). Mr. Lazar began his career in the Corporate Finance and Structured Finance Groups at Chemical Bank. Mr. Lazar is also a director of Endurance Business Media, Inc.

Board Meetings, Independence of Directors and Board Committees
     The Board of Directors held 5 regular and 9 special meetings during the 2004 fiscal year. All of our current directors, except for Lucien Rémillard, attended at least 75% of the total number of meetings of the Board and of all committees on which such director(s) served during the 2004 fiscal year.
     The Board of Directors has determined that the following directors meet the standard of independence as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers’ listing standards :
George E. Matelich
Michael B. Lazar
Jack E. Short
Wallace L. Timmeny
Michael J. Verrochi
Our independent directors met in separate session at each of the regular meeting of our Board of Directors and of each of its three standing committees held during 2004.
     The Board currently has three standing committees: the Audit Committee, the Governance Committee and the Compensation Committee.
The Audit Committee
     On August 11, 2004, following completion of the migration transaction pursuant to which we became the parent company of Waste Services (CA) Inc. (the “Migration”), Jack E. Short, Wallace L. Timmeny and Michael J. Verrochi were appointed to the Audit Committee and Jack E. Short was named Chair of the Committee. Each member of the Audit Committee is independent as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers’ listing standards. The Board of Directors has determined that Jack E. Short, an independent director, is the financial expert serving on the Audit Committee.
     The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee retains our independent auditors, determines their compensation, establishes and reviews processes for ensuring the independence of our auditors, and oversees the work of the independent auditor. All non-audit services to be provided by our independent auditor must be pre-approved by the Audit Committee.
     Our financial statements, both annual and quarterly included in reports on Forms 10-K and 10-Q, are reviewed by the Audit Committee before they are filed or publicly released. The Audit Committee reviews the effectiveness of our disclosure controls and procedures and the disclosure made by our CEO and CFO during their certification of our Form 10-K and 10-Q, as well as the quality, adequacy and effectiveness of our internal controls over financial reporting.
     The Board has adopted a written charter for the Audit Committee setting out its duties. A copy of the charter is available on our website at www.wasteservicesinc.com.
     Prior to the Migration, the members of the Audit Committee of Waste Services (CA) Inc. were George E. Matelich, Gary W. DeGroote and Don A. Sanders, and George E. Matelich served as Chair of the Committee. The Audit Committee held a total of 4 regular and 9 special meetings during the 2004 fiscal year.

The Governance Committee
     The Governance Committee was established effective August 11, 2004 following completion of the Migration. George E. Matelich, Jack E. Short, Wallace L. Timmeny and Michael J. Verrochi were appointed to the Governance Committee at that time and George E. Matelich was appointed the Chair. Each member of the Governance Committee is independent as defined in Rule 4200(a)(15), as amended, of the National Association of Securities Dealers listing standard. The Governance Committee did not meet in the 2004 fiscal year.
     The Governance Committee is responsible for assisting the Board in identifying qualified individuals to serve as board members and for recommending the director nominees for election at each annual meeting of the stockholders, as well as the names of directors to serve as members of the Audit Committee, the Compensation Committee and the Governance Committee. The Committee leads the annual performance self-evaluations of the Board and its Committees. Monitoring compliance with our Code of Business Conduct and Ethics is also the responsibility of the Governance Committee.
     The Board has adopted a written charter for the Governance Committee setting out its duties. A copy of the charter is available on our website at www.wasteservicesinc.com.
     Stockholder Nominees to the Board
     The Governance Committee will consider director candidates recommended by security holders. The procedure to be followed for stockholders to put forward nominees for directors at an annual meeting is set out in our Amended and Restated By-laws. In order to be considered, a notice setting our the nominees must be submitted in writing to Waste Services, Inc., 1122 International Drive, Suite 601, Burlington, Ontario, Canada L7L 6Z8, Att: Corporate Secretary. In order for a candidate to be considered for the annual meeting to be held in 2006, we must receive this written notice not less than 60 days but no more than 90 days prior to the anniversary date of this year’s meeting. If the 2006 annual meeting is not held within 30 days before or 30 days after the date of this year’s meeting, the By-laws set out different time frames for written notice of nominees to be considered. The written notice must include the following information (1) the name of the stockholder and the director nominee(s); (2) the number and class of all shares held by each stockholder nominating the director(s) and by the nominee(s); (3) the nominee(s) consent to act as a director, if elected; and (4) certain biographical and business information regarding the nominee(s).
     The criteria, policies and principles for identifying and recommending nominees for directors are set forth in the charter of the Governance Committee.
The Compensation Committee
     On August 11, 2004 following completion of the Migration, Wallace L. Timmeny, Gary W. DeGroote and Michael B. Lazar were appointed to the Compensation Committee and Wallace L. Timmeny was appointed as the Chair. Each member of the Compensation Committee, other than Gary W. DeGroote, is an independent director as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers’ listing standards. Mr. DeGroote is not independent under the Rule as a result of being reimbursed in excess of $60,000.00 in 2004 for the services of an aircraft owned by Mr. DeGroote. The composition of our Board of Directors changed significantly after the completion of the Migration in August 2004. Mr. DeGroote is a continuing director and has extensive knowledge of our officers and our compensation practices. In order to maintain continuity, the Board of Directors has determined that it is in the best interests of the Company and its shareholders that Mr. DeGroote be appointed to the Compensation Committee.
     The Compensation Committee has overall responsibility for evaluating and making recommendations to the Board regarding the compensation to be paid to our directors and our Chief Executive Officer and for approving the total compensation paid to other executives.

     The Compensation Committee also reviews and makes recommendations to the Board regarding all equity-based and incentive compensation plans for our directors and employees.
     Prior to the Migration, the members of the Compensation Committee of Waste Services (CA) Inc. were Gary W. DeGroote, Lucien Rémillard and Don A Sanders. Gary W. DeGroote was the Chair. The Compensation Committee held 3 special meetings during the 2004 fiscal year.
Communications to the Board of Directors
     Communications from stockholders to our directors may be sent in writing to: Attention: Chair, Governance Committee, c/o Corporate Secretary, 1122 International Blvd., Suite 601, Burlington, Ontario Canada L7L 6Z8. All communications received will be forwarded to the Board member identified in the communication.
Board Members’ Attendance at Annual Meeting
     We do not have a policy requiring Board members to attend the annual meeting. None of the members of the board attended our annual meeting held in December 2004.
INFORMATION REGARDING OUR EXECUTIVE OFFICERS
     For information regarding our Executive Officers, please see Item 4A of our Annual Report on Form 10-K.
Legal Proceedings to which Directors or Executive Officers are a Party
     On July 19, 2004, Waste Management, Inc. filed a suit in the District Court of Harris County, Texas against our President and Chief Operating Officer, Charles A. Wilcox, for breach of contract, including breach of a non-competition agreement, and for a temporary and a permanent injunction. Mr. Wilcox is presently subject to a temporary order restraining him from engaging in certain activities adverse to the interests of Waste Management, Inc. In April 2005, Waste Management filed an amended petition and application for injunction naming us as a defendant to the suit, claiming, among other things, tortious interference with contractual relations and seeking compensatory damages from us.
EXECUTIVE COMPENSATION
     The following sections of this Proxy Statement set forth and describe the compensation paid or awarded to our directors and named executive officers during the 2004 fiscal year.
Compensation Paid to Named Executive Officers
     The following table provides information relating to compensation for the last three years for each person who served as the Chief Executive Officer during the 2004 fiscal year and our four other most highly compensated executive officers serving at the end of 2004. The amounts shown include compensation for services in all capacities that were provided to us and our direct and indirect subsidiaries and predecessors.

Summary Compensation Table

				Long-Term
				Compensation
		Annual		Awards
		Compensation		Securities
		Salary	Bonus	Underlying	All Other
Name and Principal Position	Year	($)(1)	($)	Options/SARS	Compensation
		(in thousands of U.S. dollars)
David Sutherland-Yoest	2004	$476.7	$—	—	$—
Chairman and Chief Executive Officer	2003	223.1	428.3	1,000,000	—
	2002	210.2	—	—	—

Charles A. Wilcox	2004	192.1	125.0	1,250,000	11.5	(2)
President and Chief Operating Officer effective	2003	—	—	—	—
July 14, 2004	2002	—	—	—	—

Ivan R. Cairns	2004	330.3	—	—	4.8	(3)
Executive Vice-President, General Counsel	2003	—	—	600,000	—
and Corporate Secretary effective	2002	—	—	—	—
January 5, 2004

Mark A. Pytosh	2004	312.3	—	1,500,000	18.9	(4)
Executive Vice-President effective	2003	—	—	—	—
February 23, 2004	2002	—	—	—	—
Chief Financial Officer effective May 18, 2005

Ronald L. Rubin	2004	293.1	—	—	22.7	(5)
Executive Vice-President and Chief Financial	2003	98.5	230.0	500,000	—
Officer until May 18, 2005	2002	—	—	—	—

(1)	All our named executive officers took a salary reduction of 20% of their base salary during the last 4 months of 2004.

(2)	Consists of $10,500 in health insurance premiums and $1,000 in term life insurance premiums.

(3)	Consists of contributions to our Canadian deferred profit sharing plan.

(4)	Consists of $17,400 in health insurance premiums and $1,500 in term life insurance premiums.

(5)	Consists of $20,900 in health insurance premiums and $1,800 in term life insurance premiums.
The following table summarizes options granted to named executive officers during the 2004 fiscal year:
Option/ SAR Grants in Last Year

	Individual Grants
	Number of
	Securities	Percent of Total			Potential Realizable Value
	Underlying	Options/SARs			at Assumed Annual Rates of
	Options/SARs	Granted to	Exercise of		Stock Price Appreciation for
	Granted (#)	Employees	Base Price	Expiration	Options Term
Name	Exercisable	in Year	($/Sh)	Date	5% ($)	10% ($)
					($in thousands)
Charles A. Wilcox	1,250,000 (1)	22.84%	4.52	06/23/09	$1,741	$3,904

Mark A. Pytosh	1,000,000 (2)	18.27%	5.20	03/30/09	$1,686	$3,803
	500,000 (3)	9.14%	4.42	05/11/09	$693	$1,557

(1)	Exercisable June 23, 2006

(2)	Exercisable March 30, 2006

(3)	Exercisable May 11, 2006

2004 Year-End Option/SAR Values
     The following table shows the value of unexercised options held by the named executive officers at the end of 2004. No options were exercised by the named executive officers during the 2004 fiscal year.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options/SARs at		In-the-Money Options/SARs
	Year End (#)		at Year End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David Sutherland-Yoest	—	1,000,000
Charles A. Wilcox	—	1,250,000
Ivan R. Cairns	—	600,000
Mark A. Pytosh	—	1,500,000
Ronald L. Rubin	—	500,000
Directors’ Compensation
     The Board of Directors has determined that non-employee directors will receive the following compensation for acting as directors effective from July 31, 2004:
•	$15,000 as an annual retainer for each director;

•	$20,000 as additional annual retainer for the Chair of the Audit Committee;

•	$15,000 as an additional retainer for each member of the Audit Committee;

•	$5,000 as an additional annual retainer for the Chair of the Compensation Committee;

•	$5,000 as additional annual retainer for the Chair of the Corporate Governance Committee; and

•	$1,500 or $500 per meeting participation in person or by telephone, respectively.
Employment Agreements
     David Sutherland-Yoest. Mr. Sutherland-Yoest has served as our Chairman and Chief Executive Officer since September 2001. On October 26, 2005, we amended Mr. Sutherland-Yoest’s employment agreement to reflect terms and conditions substantially similar to those in the employment agreements we have with our other senior executive officers. The agreement continues until terminated and provides for a base salary of $500,000.00 per year, subject to future increases as determined by the Board or the Compensation Committee, and eligibility for a performance based cash bonus with a target of 100% of his base salary. By the terms of the agreement, if we terminate Mr. Sutherland-Yoest’s employment other than for “cause” or if he terminates his employment with us for “good reason” (as such terms are defined in the employment agreement), he is entitled to continuance of his base salary for a period of 3 years and to receive three times his average bonus in the prior three fiscal years (“Bonus Average”) in equal installments over 36 months and all options then outstanding will vest and continue to be exercisable in accordance with the terms of the stock option plan pursuant to which such options were granted, as then in effect. If a change of control has occurred within two years preceding or one year after the effective date of termination of his employment by us without “cause” or by Mr. Sutherland-Yoest for “good reason” or if a change of control has occurred within six months preceding the effective date of termination where Mr. Sutherland-Yoest terminates his employment without “good reason”, then Mr. Sutherland-Yoest is entitled to be paid a lump sum of three times the sum of his base salary and Bonus Average. Mr. Sutherland-Yoest’s employment agreement also provides for benefits and perquisites, some of which will continue after his termination, and prohibits Mr. Sutherland- Yoest from competing against us during the term of his employment and for a specified period of time following his termination.

     Charles A. Wilcox. Mr. Wilcox is employed as our President and Chief Operating Officer pursuant to the terms of an employment agreement dated as of July 1, 2004. The agreement continues until terminated and provides for a base salary of $450,000, subject to annual review, and eligibility for a performance based cash bonus with a target of 75% of his base salary in 2004 and thereafter, of 100% of his base salary. Mr. Wilcox received a one-time bonus of $125,000 at the time of entering into his employment agreement. By the terms of the agreement, if we terminate Mr. Wilcox’s employment other than for “cause” or if he terminates his employment with us for “good reason” (as such terms are defined in the employment agreement), he is entitled to continuance of his base salary for a period of three years and to receive three times his average bonus in the prior three fiscal years (“Bonus Average”) in equal installments over 36 months and all options then outstanding will vest and continue to be exercisable in accordance with the terms of the stock option plan pursuant to which such options were granted, as then in effect. If a change of control has occurred within two years preceding or one year after the effective date of termination of his employment by us without “cause” or by Mr. Wilcox for “good reason”, then Mr. Wilcox is entitled to be paid a lump sum of three times the sum of his base salary and Bonus Average. Mr. Wilcox’s employment agreement also provides for benefits and perquisites, some of which will continue after his termination, and prohibits Mr. Wilcox from competing against us during the term of his employment and for a specified period of time following his termination.
     Ivan R. Cairns. Mr. Cairns is employed as our Executive Vice-President, General Counsel and Corporate Secretary pursuant to an employment agreement effective January 5, 2004. The agreement continues until terminated and provides for a base salary of $330,000, subject to annual review and eligibility for a performance based cash bonus with a target of 100% of his base salary. By the terms of the agreement, if we terminate Mr. Cairns’ employment other than for “cause”, death or disability or if he terminates his employment with us for “good reason” (as such terms are defined in the employment agreement), he is entitled to continuance of his base salary for a period of two years and to receive two times his average bonus in the prior three fiscal years (“Bonus Average”) in equal installments over 24 months and all options then outstanding will vest and continue to be exercisable in accordance with the terms of the stock option plan pursuant to which such options were granted, as then in effect. If a change of control has occurred within two years preceding or one year after the effective date of termination of his employment by us without “cause” or by Mr. Cairns for “good reason”, then Mr. Cairns is entitled to be paid a lump sum of three times the sum of his base salary and Bonus Average. On termination by reason of death or disability, Mr. Cairns’ entitlement is to be paid his base salary for a period for three years and his Bonus Average in equal installments over 36 months and all of his options then outstanding vest and continue to be exercisable in accordance with the terms of the plan pursuant to which the options were granted, as then in effect. Mr. Cairns’ employment agreement also provides for benefits and perquisites, some of which will continue after his termination, and prohibits Mr. Cairns from competing against us during the term of his employment and for a specified period of time following his termination.
     Mark A. Pytosh. Mr. Pytosh is employed as our Executive Vice-President and Chief Financial Officer pursuant to an employment agreement dated February 23, 2004. The agreement continues until terminated and provides for a base salary of $400,000, subject to annual review and eligibility for a performance based cash bonus with a target of 100% of his base salary. By the terms of the agreement, if we terminate Mr. Pytosh’s employment other than for “cause” or if he terminates his employment with us for “good reason” (as such terms are defined in the employment agreement), he is entitled to continuance of his base salary for a period of two years and to receive 3 times his average bonus in the prior three fiscal years (“Bonus Average”) in equal installments over 36 months and all options then outstanding will vest and continue to be exercisable in accordance with the terms of the stock option plan pursuant to which such options were granted, as then in effect. If a change of control has occurred within two years preceding or one year after the effective date of termination of his employment by us without “cause” or by Mr. Pytosh for “good reason”, then Mr. Pytosh is entitled to be paid a lump sum of three times the sum of his base salary and Bonus Average. On termination by reason of death or disability, Mr. Pytosh’s entitlement is to be paid his base salary for a period for three years and his Bonus Average in equal installments over 36 months and all of his options then outstanding vest and continue to be exercisable in accordance with the terms of the plan pursuant to which the options were granted, as then in effect. Mr. Pytosh employment agreement also provides for benefits and perquisites, some of which will continue after his termination, and prohibits Mr. Pytosh from competing against us during the term of his employment and for a specified period of time following his termination.
     Ronald L. Rubin entered into an employment agreement with us effective September 2, 2003 and left his employment effective May 18, 2005. Pursuant to his employment agreement, Mr. Rubin was entitled to a base salary of $300,000 and a discretionary annual cash bonus of up to 80% of his base salary. Mr. Rubin also received a one-time payment of $150,000 on signing his employment agreement. Mr. Rubin is entitled to the continuance of his base salary for a specified period following his termination and is prohibited from competing with us for a specified period following its termination.
Compensation Committee Interlocks and Insider Participation
     Effective August 11, 2004 following the Migration, Wallace L. Timmeny, Chair, Gary W. DeGroote and Michael B. Lazar were appointed to the Compensation Committee. None of the members of our Compensation Committee are officers or employees or former officers or employees of ours or of any of our subsidiaries. Prior to the Migration, Don A. Sanders, Gary W. DeGroote and Lucien Rémillard served on the Compensation Committee of Waste Services (CA) Inc. No member of the Waste Services (CA) Inc. Compensation Committee was an officer or employee or former officer of Waste Services (CA) Inc. or any of its subsidiaries.
     The following is a description of transactions in the period January 1, 2004 to September 30, 2005 between us and any member of our Compensation Committee or any related person to any member of our Compensation Committee.
     In April 2004, we entered into a placement agent agreement with Sanders Morris Harris Inc., or SMH, pursuant to which we agreed to pay SMH a fee for the private placement of 1,340,000 shares of our common stock sold through SMH to certain investors. We paid SMH a fee of approximately $2.7 million pursuant to the agreement. Don A. Sanders is a principal of SMH and was a director and a member of our Compensation Committee at the time of the payment to SMH. Mr. Sanders ceased to be a member of the Compensation Committee effective August 10, 2004.
     We are parties to a Put or Pay Disposal Agreement with RCI Environnement Inc., Centres de Transbordement et de Valorisation Nord Sud Inc., RCM Environnement Inc., collectively the RCI Companies, and Intersan Inc., or Intersan, a subsidiary of Waste Management of Canada Corporation, pursuant to which we and the RCI Companies are obligated to deliver to certain of Intersan’s landfill sites and transfer stations in Quebec, Canada, over the period from November 2002 to November 2007, 850,000 metric tons of waste per year, and for the next two years after that, 710,000 metric tons of waste per year at a fixed disposal rate set out in the Put or Pay Disposal Agreement. If we and the RCI Companies fail to deliver the required tonnage, we are jointly and severally required to pay to Intersan C$23.67 per metric ton for every metric ton below the required tonnage. If a portion of the annual tonnage commitment is not delivered to a specific site, we are also required to pay C$8.00 per metric ton for every metric ton below the site specific allocation. Our obligations to Intersan are secured by a letter of credit for C$4.0 million. No payments have been made or required to be made to Intersan pursuant to the Put or Pay Disposal Agreement. Lucien Rémillard is a director of and controls the RCI Companies and is a director and was a member of our Compensation Committee until August 10, 2004.
     Concurrently with the Put or Pay Disposal Agreement, we entered into a three-year agreement with Waste Management, Inc. to allow us to deliver up to 75,000 metric tons of non-hazardous waste in the first year and up to 100,000 metric tons in years two and three of the Agreement to Waste Management’s landfill in Michigan at negotiated fixed rates per ton.
     During 2004 and 2005, David Sutherland-Yoest, our Chairman and Chief Executive Officer, conducted ongoing negotiations with Lucien Rémillard with respect to our potential acquisition of the solid waste collection and disposal assets owned by a company controlled by Mr. Rémillard in Quebec. In connection with these negotiations, we have reimbursed Mr. Rémillard’s company for expenses in the aggregate amount of approximately C$2.2 million for services provided by third parties to December 31, 2004 in connection with preparing audited financial statements of the business and with ongoing efforts to expand the capacity of a solid waste landfill. There is no assurance that an acquisition of the business will be completed and, if not, we will not be reimbursed for the expenses we incurred.
     During 2004, David Sutherland-Yoest, our Chairman and Chief Executive Officer, used the services of an aircraft owned by Gary W. DeGroote at a total cost of C$0.2 million. This amount was based upon the fixed and operating expenses of the aircraft.
     During 2004, we entered into a lease of office premises in an office tower in Burlington, Ontario owned by Westbury International (1991) Corporation, a property development company controlled by Michael H. DeGroote, Gary W. DeGroote’s brother. The leased premises consist of approximately 9,255 square feet. The term of the lease is 10.5 years, with a right to extend for a further five years. Base rent escalates from Cdn.$0.1 million to Cdn.$0.2 million per year in increments over the term of the lease.
     On October 4, 2004, we entered into a standby purchase agreement with Michael G. DeGroote, the father of Gary W. DeGroote, pursuant to which we could require Mr. DeGroote to purchase shares of our common stock for a purchase price of $7.5 million. Mr. DeGroote received a fee of $375,000 upon execution of the standby purchase agreement. On March 4, 2005, we exercise our put right under the agreement and on March 28, 2005, we issued 2,640,845 shares of our common stock to Mr. DeGroote for a consideration of $2.84 per share, being 85% of the average closing bid price of our common stock for the ten trading days ending on the second trading day preceding March 28, 2005. Mr. DeGroote also received warrants to purchase 264,085 shares of our common stock at an exercise price of $2.84 per share. These warrants remain exercisable until March 28, 2010. An additional fee of $375,000 was paid to Mr. DeGroote on March 28, 2005.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee’s goal is to recruit and retain an executive team of superior talent. To do so, the Compensation Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for our performance. Particular objective factors that the Compensation Committee believes are important in assessing performance include growth in revenue, earnings before interest, expenses, taxes, depreciation and amortization and earnings per share and growth in overall market share of the non-hazardous, solid waste collection business. More subjective factors the Compensation Committee believes are important in evaluating performance include success in raising capital, integrating newly acquired companies and hiring and retaining key employees.
     Since the migration transaction was completed, the Compensation Committee has been re-evaluating the Company’s executive compensation programs, with the intent that these programs be designed to enhance achievement of the Company’s short and long-term strategic objectives and to ensure that the interests of executives are aligned with those of the shareholders. The Compensation Committee has not yet completed its re-evaluation of these plans nor has it established the performance goals to be achieved to obtain payments.
     The compensation of our executive officers currently consists primarily of three components: (i) base salary, (ii) bonus, and (iii) stock options. In establishing appropriate levels for base salary, the Compensation Committee considers the market for executives of public companies in businesses comparable to our business, the executive’s value to us, including the individual’s knowledge, experience and accomplishments, and the level of responsibility assumed. The Compensation Committee also considers the overall contributions made over the past year and previously by particular officers. Annual performance bonuses are based on the Compensation Committee’s evaluation of the executive’s performance in achieving several specified annual goals. Option grants are designed to reward an executive officer for his/her overall contribution to the corporation and to serve as an incentive to achieve our goal of increasing stockholder value.

     During 2004, the Company did not achieve certain of its financial objectives and, as of June 30, 2004, the Company failed to meet certain of the financial covenants in its credit facilities, necessitating an amendment to the credit facilities. As a result, no short term incentive payments were made to the named executives for 2004. The named executives also took a reduction in their base salaries for the last four months of 2004. Pending the completion of the review of the Company’s long term incentive plan, there were no long term incentive awards to the named executive officers during 2004, except as specified below, and no increases were made to base salaries.
     In 2004, the Chief Executive Officer’s base salary was $500,000. As with the other named executives, the Chief Executive Officer’s base salary was reduced for the last four months of 2004 and no short term or long term incentive payments were made for the year.
     During fiscal year 2004, based on the recommendations of the Compensation Committee, the Board of Directors granted employees a total of 5,472,000 options to purchase common shares, of which 2,750,000 were granted to two of our named executive officers at the time they assumed their respective responsibilities with the Company.
     This report has been approved by all members of the Compensation Committee.
Compensation Committee
Wallace L. Timmeny, Chairman
Gary W. DeGroote
Michael B. Lazar

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Other than those listed in this section, we have not entered into any transactions during the period beginning on January 1, 2004 through September 30, 2005 in which the amount involved exceeded $60,000 in which any of our directors, named executive officers or holders of more than 5% of our common stock, or any member of their immediate family has or had any material interest.
Advisory Services
     In February 2004, we paid Kelso & Company, L.P. a $0.5 million fee in connection with services related to the arrangement of the senior secured credit facilities that were entered into on December 31, 2003. Two of our directors are nominees to the Board of Kelso & Company, L.P. and are affiliates of Kelso & Company, L.P. George E. Matelich is a Managing Director of Kelso & Company, L.P., and Michael B. Lazar is a Managing Director of Kelso & Company, L.P.
Placement Agent Fees
     Sanders Morris Harris Inc., or SMH, acted as placement agent on the issuance of 1,340,000 shares of our common stock and were paid a placement agent fee of approximately $2.7 million on April 30, 2004. SMH is a beneficial owner of our common stock and Don A. Sanders, a director at the time that the payments were made, is a principal of SMH.
Lease of Premises
     During 2004 we paid annual rent and operating costs of less than $0.1 million in respect of the lease of a premises assumed from David Sutherland-Yoest. The lease expired on March 31, 2005.
Florida Recycling Acquisition
     On April 30, 2004, we acquired from Larry Henk, our then President and Chief Operating Officer, 3% of the total issued common stock of Florida Recycling Services, Inc., or FRS, which Mr. Henk had acquired prior to his commencing his employment with us. Mr. Henk was paid approximately $3.0 million in cash and was issued 277,500 shares of common stock as consideration. Under an agreement with the sellers of FRS entered into prior to Mr. Henk’s employment, Mr. Henk was paid a fee of approximately $2.5 million by the sellers following the closing of our acquisition of the shares of FRS. In September, 2004 pursuant to an agreement with the sellers of FRS, Mr. Henk agreed to repay $22,500 of the proceeds he received and return 15,000 Common Shares to us.
Standby Purchase Agreement
     On October 4, 2004, we entered into a standby purchase agreement with Michael G. DeGroote, the father of Gary W. DeGroote, pursuant to which we could require Mr. DeGroote to purchase shares of our common stock for a purchase price of $7.5 million. Mr. DeGroote received a fee of $375,000 upon execution of the standby purchase agreement. On March 4, 2005, we exercised our put right under the agreement and on March 28, 2005, we issued 2,640,845 shares of our common stock to Mr. DeGroote for a consideration of $2.84 per share. Pursuant to the standby purchase agreement, the price per share was equal to 85% of the average closing bid price of our common stock for the ten trading days ending on the second trading day preceding March 28, 2005. Mr. DeGroote also received warrants to purchase 264,085 shares of our common stock at an exercise price of $2.84 per share. These warrants remain exercisable until March 28, 2010. An additional fee of $375,000 was paid to Mr. DeGroote on March 28, 2005.

Other Transactions
     During 2004, David Sutherland-Yoest, our Chairman and Chief Executive Officer, used the services of an aircraft owned by Gary W. DeGroote at a total cost of C$0.2 million. This amount was based upon the fixed and operating expenses of the aircraft.
     During 2004 and 2005, David Sutherland-Yoest, our Chairman and Chief Executive Officer, conducted ongoing negotiations with Lucien Rémillard with respect to our potential acquisition of solid waste collection and disposal assets owned by Mr. Rémillard in Quebec. In connection with these negotiations, Waste Services has reimbursed Mr Rémillard’s company for expenses in the aggregate amount of approximately C$2.2 million for services provided by third parties to December 31, 2004 in connection with preparing audited financial statements of the business and with ongoing efforts to expand the capacity of a solid waste landfill. There is no assurance that an acquisition of the business will be completed and, if not, Waste Services will not be reimbursed for the expenses it has incurred.
     During 2004, we entered into a lease of office premises in an office tower in Burlington, Ontario owned by Westbury International (1991) Corporation, a property development company controlled by Michael H. DeGroote, Gary W. DeGroote’s brother. The leased premises consist of approximately 9,255 square feet. The term of the lease is 10.5 years, with a right to extend for a further five years. Base rent escalates from Cdn.$0.1 million to Cdn.$0.2 million per year in increments over the term of the lease.
STOCK PERFORMANCE GRAPH
     The graph below compares the performance of our common stock (including the common stock of our predecessor Waste Services (CA) Inc.), to the NASDAQ Composite Index and a market cap weighted composite of a peer group (consisting of Waste Management, Inc., Allied Waste Industries, Inc., Republic Services, Inc., Waste Connections, Inc., Casella Waste Systems, Inc., and Waste Industries, Inc.). The graph covers the period December 31, 1999 through December 31, 2004 on an assumed investment of $100.00, assuming all dividends were reinvested.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     BDO Seidman, LLP has been appointed by the Audit Committee to act as our independent registered public accounting firm for the fiscal year ended December 31, 2005. BDO Seidman, LLP was appointed as our independent registered public accounting firm effective July 22, 2004 for the fiscal year ended December 31, 2004. We expect that a representative of BDO Seidman, LLP will be at the Annual Meeting, will have an opportunity to make a statement if desired and will be available to respond to appropriate questions.
Audit Fees
     Audit fees billed for the 2004 audit by BDO Seidman, LLP approximated $1.278 million. Audit fees billed and paid for the 2004 quarterly review and 2003 audit by Dunwoody approximated $134,000 and $596,000, respectively.
Audit-Related Fees
     Audit-related fees billed for 2004 by BDO Seidman, LLP approximate $5,500 for 2004. Audit-related fees billed and paid for 2004 and 2003 for Dunwoody approximately $259,000 and $73,000, respectively. The fees paid to Dunwoody primarily related to certain financing transactions which were closing during the first quarter of 2004. Audit-related fees were $534,000 in 2003 for PricewaterhouseCoopers LLP (“PWC”).
Tax Fees
     Tax related fees were approximately $40,000 in 2004 for BDO Seidman, LLP. Tax fees were $17,000 in 2004 for Dunwoody. Tax fees were $92,000 in 2003 for PWC. These fees primarily relate to the preparation of our tax returns and related consulting services.
All Other Fees
     All other fees were nil in 2004 and 2003 for BDO Seidman, LLP, Dunwoody and PWC.
Pre-Approval Policies and Procedures
     The Audit Committee approves all audit, audit-related services, tax services and other services provided by BDO Seidman, LLP. Any services provided by BDO Seidman, LLP that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimus exception prior to the completion of an audit engagement. In 2004, none of the fees paid to BDO Seidman, LLP were approved pursuant to the de minimus exception.
AUDIT COMMITTEE REPORT
     Management has the primary responsibility for the preparation and integrity of the financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. BDO Seidman, LLP, the independent public accounting firm appointed by the Board for our 2004 fiscal year have been responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee assists the Board in overseeing and monitoring the integrity of the financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the 2004 fiscal year with management.
     The Audit Committee discussed with BDO Seidman, LLP the matters that are required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards) and the Standards of the Public Accounting Oversight Board (United States). The Audit Committee have received from BDO

Seidman, LLP the written disclosures and the letter from BDO Seidman, LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with BDO Seidman, LLP their independence.
     Based on these reviews and discussions (and without other independent verification), the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for filing with the Securities Exchange Commission.
     This report is submitted on behalf of the Audit Committee.
Jack E. Short, Chairman
Wallace L. Timmeny
Michael J. Verrochi

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of our shares of common stock and exchangeable shares of Waste Services (CA) Inc. as of September 30, 2005, by each person or entity that is known by us to own more than 5% of the shares of common stock and/or exchangeable shares. As of such date, the number of issued and outstanding shares in our capital stock was 100,037,179, including exchangeable shares of Waste Services (CA) Inc. not owned, directly or indirectly, by us.

	Shares Beneficially Owned
		Percentage of
	Number of	Total Issued
	Common/Exchangeable	Common/Exchangeable
Name of Beneficial Owner(1)	Shares	Shares
Westbury (Bermuda) Ltd. (2)	20,383,355	19.9
Kelso & Company, L.P. (3)	7,150,000	6.7
Prides Capital Partners, LLC.(4)	6,639,456	6.7
David Sutherland-Yoest (5)	5,466,362	5.4

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In general, a person who has voting power or investment power with respect to securities is treated as a beneficial owner of those securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of September 30, 2005 count as outstanding for computing the percentage beneficially owned by the person holding these options or warrants.

(2)	Consists of 17,900,022 shares of common stock and 2,483,333 shares of common stock issuable upon the exercise of warrants. The stockholder of Westbury (Bermuda) Ltd. is Westbury Trust. The trustees of Westbury Trust are Robert Martyn, Gary W. DeGroote and Rick Burdick. The address for Westbury (Bermuda) Ltd. is Victoria Hall, 11 Victoria Street, P.O. Box HM 1065, Hamilton, Bermuda, HMEX.

(3)	Consists of 6,435,000 shares of common stock issuable upon the exercise of warrants issued to Kelso Investment Associates VI, L.P. and 715,000 shares of common stock issuable upon the exercise of warrants issued to KEP VI, LLC. Kelso Investment Associates VI, L.P. and KEP VI, LLC are affiliates of Kelso & Company, L.P. The address of Kelso & Company, L.P. is 320 Park Avenue, 24th Floor, New York, New York, 10022.

(4)	Based on information contained in a Form 13-D/A filed with the Securities and Exchange Commission by Prides Capital Partners, LLC on March 24, 2005. The principal business office of Prides Capital Partners, LLC is 200 High Street, Suite 700, Boston, MA 02110.

(5)	Consists of 1,949,497 exchangeable shares of Waste Services (CA) Inc. owned by D.S.Y. Investments Ltd., of which Mr. Sutherland-Yoest is the sole director and stockholder, as well as 751,665 shares of common stock owned by Mr. Sutherland-Yoest personally, 1,000,000 shares of common stock issuable upon the exercise of currently exercisable warrants to purchase common shares and 1,000,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of September 30, 2005, 500,000 shares of common stock owned by Mr. Sutherland-Yoest’s wife and 265,200 shares of common stock owned by Mr. Sutherland-Yoest’s daughter, Christina Sutherland-Yoest, which Mr. Sutherland-Yoest may be deemed to beneficially own. Mr. Sutherland-Yoest disclaims beneficial ownership with respect to the shares owned by his wife and his daughter.

     Information regarding share ownership as of September 30, 2005 of each of our directors (including nominee directors) and each executive officer named in the “Summary Compensation Table” is set forth below:

	Outstanding	% of
Name	Shares (1)	Shares (2)
David Sutherland-Yoest(3)	5,466,362	5.4
Gary W. DeGroote(4)	2,385,000	2.4
Michael B. Lazar (5)	14,562	*
George E. Matelich (6)	774,697	*
Lucien Rémillard(7)	3,073,497	3.1
Jack E. Short	10,000	*
Wallace L. Timmeny	15,500	*
Michael J. Verrochi	385,739	*
Charles A. Wilcox	300,000	*
Ivan R. Cairns	2,500	*
Mark A. Pytosh	520,000	*
Ronald L. Rubin (8)	15,000	*

All executive officers and directors as a group (12 persons)	12,962,857	12.7

*	Less than one (1%) percent.

(1)	In general, a person who has voting power or investment power with respect to securities is treated as a beneficial owner of those securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of September 30, 2005 count as outstanding for computing the percentage beneficially owned by the person holding these options or warrants.

(2)	Percentages based upon 100,037,179 shares of common stock outstanding as of September 30, 2005, which includes 6,513,857 exchangeable shares of Waste Services (CA) Inc. not owned directly or indirectly by us.

(3)	Consists of 1,949,497 exchangeable shares of Waste Services (CA) Inc. owned by D.S.Y. Investments Ltd., of which Mr. Sutherland-Yoest is the sole director and stockholder, as well as 751,665 shares of common stock owned by Mr. Sutherland-Yoest personally, 1,000,000 shares of common stock issuable upon the exercise of currently exercisable warrants to purchase common shares and 1,000,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of September 30, 2005, 500,000 shares of common stock owned by Mr. Sutherland-Yoest’s wife and 265,200 shares of common stock owned by Mr. Sutherland-Yoest’s daughter, Christina Sutherland-Yoest, which Mr. Sutherland-Yoest may be deemed to beneficially own. Mr. Sutherland-Yoest disclaims beneficial ownership with respect to the shares owned by his wife and his daughter.

(4)	Consists of 2,275,000 exchangeable shares of Waste Services (CA) Inc. owned by GWD Management Inc., and 110,000 shares of common stock issuable upon exercise of currently exercisable options to purchase common shares issued to Mr. Gary W. DeGroote. Mr. Gary W. DeGroote is the controlling stockholder and director of GWD Management Inc.

(5)	Mr. Lazar is the Chief Operating Officer of BlackRock Kelso Capital, an affiliate of Kelso & Company, L.P. Other affiliates of Kelso & Company, L.P. own currently exercisable warrants to purchase 7,150,000 shares of common stock. Mr. Lazar disclaims beneficial ownership of the shares owned by affiliates of Kelso & Company, L.P.

(6)	Consists of 728,797 shares of common stock owned by Mr. Matelich, 900 shares of common stock owned by Mr. Matelich’s children and 45,000 shares of common stock issuable upon the exercise of currently exercisable options to purchase shares of our common stock issued to Mr. Matelich. Mr. Matelich disclaims beneficial ownership of the shares owned by his children. Mr. Matelich is a Managing Director of Kelso & Company, L.P. Affiliates of Kelso & Company, L.P. own currently exercisable warrants to purchase 7,150,000 shares of common stock. Mr. Matelich disclaims beneficial ownership of the shares owned by affiliates of Kelso & Company, L.P.

(7)	Consists of 1,500,000 exchangeable shares of Waste Services (CA) Inc. owned by Historia Investments Inc. and 1,478,497 shares of common stock owned by The Victoria Bank (Barbados) Incorporated. Mr. Rémillard is the controlling stockholder of Historia Investments Inc. and is indirectly the controlling stockholder of The Victoria Bank (Barbados) Incorporated, and is deemed to beneficially own the shares owned by each such entity and 95,000 shares of common stock issuable upon the exercise of currently exercisable options to purchase common shares issued to Mr. Rémillard. Mr. Rémillard disclaims beneficial ownership of the shares owned by The Victoria Bank (Barbados) Incorporated and Historia Investments Inc.

(8)	As of May 18, 2005, the date that Mr. Rubin ceased to be an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16 (a) of the Exchange Act that were furnished to us during fiscal 2004 for persons who were, at any time during fiscal 2004, our directors or executive officers or beneficial owners of more than 10% of the outstanding shares of our common stock, all filing requirements for reporting persons were met except by Larry D. Henk who filed one late report with respect to one transaction and by Westbury Bermuda Limited which filed one late report with respect to one transaction.
CODE OF ETHICS
     We have adopted a Code of Business Conduct and Ethics which applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and Corporate Controller. A copy of the Code of Business Conduct and Ethics may be accessed on our website at http://www.wasteservicesinc.com.
OTHER MATTERS
     We do not intend and our directors do not intend to bring any other matters before the Annual Meeting and do not presently know of any other matters that will be presented by others for action at the Annual Meeting. If any other matters do properly come before the Annual Meeting, a properly executed proxy will be voted on such matters in accordance with the best judgment of the persons authorized in the proxy and the discretionary authority to do so included in the proxy.
     We will bear the cost of this solicitation. Proxies will be solicited primarily by mail but may also be solicited personally by our directors or officers, without additional consideration.
OTHER INFORMATION
Delivery of Documents to Security Holders Sharing an Address
     Only one Proxy Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a security holder at a shared address to which a single copy of the documents was delivered.
     To request separate delivery of these materials now or in the future, a security holder may submit a written request to: 1122 International Blvd, Suite 601, Burlington, Ontario, L7L 6Z8 Canada (Attention: Corporate Secretary).
     Additionally, any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and would like to receive a single copy of such materials may do so by directing their request to us in the manner provided above.
Submission of Stockholder Proposals for the Next Annual Meeting
     Eligible stockholders who wish to present a proposal at our next annual meeting must provide notice of their proposal in accordance with the requirements set out in our Amended and Restated By-law. If submitted under our by-laws, we are not required to include the proposal in our proxy materials. If the proposal is submitted for inclusion in the proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act, it must be received no later than 120 days before November 17, 2006. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s annual meeting, the proposal must be received no later than the close of business on the later of (i) the close of business on the date 60 days prior to the meeting date or (ii) the close of business on the 10th day following the date on which such meeting date is first publicly announced or disclosed.
     Any such proposal should be mailed to: Corporate Secretary, Waste Services, Inc., 1122 International Blvd., Suite 601, Burlington, Ontario, L7L 6Z8 Canada.
Annual Report
     A copy of the 2004 Annual Report on Form 10-K of Waste Services (CA) Inc. is enclosed with this Proxy Statement. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and shall not be deemed to be a part of the materials for the solicitation of proxies.
By Order of the Board of Directors
“Ivan R. Cairns”
Ivan R. Cairns
Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
WASTE SERVICES, INC.
December 21, 2005
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	Election of Directors to serve until the 2008 annual meeting of stockholders of the Corporation:

NOMINEES:
☐	FOR ALL NOMINEES	O	Lucien Rémillard
		O	Jack E. Short
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

and in their discretion to vote on amendments or variations to matters identified in the Notice of Annual Meeting or such other matters which may properly come before the Annual Meeting or any adjournment thereof.
To be effective, a proxy must be received by American Stock Transfer & Trust Company no later than December 20, 2005 at 11:59 p.m. (New York time), or in the case of any adjournment of the Annual Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the date to which the Annual Meeting is adjourned.
This Proxy supersedes and revokes any proxy previously given in respect of the Annual Meeting.
IF THIS PROXY IS NOT DATED IN THE SPACE BELOW, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT IS MAILED.
On any ballot that may be called for, the securities represented by this Proxy in favor of the person(s) designated by management of the Corporation named in this Proxy will be voted in accordance with the instructions given on this ballot, and if the Stockholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. If no choice is specified in the Proxy with respect to a particular matter identified in the Notice of Annual Meeting, the person(s) designated by management of the Corporation in this Proxy will vote the securities represented by this Proxy in favor of such matters.
Each stockholder has the right to appoint as proxyholder a person (who need not be a stockholder of the Corporation) other than the person(s) designated by management of the Corporation to attend and act on the stockholder’s behalf at the meeting. Such right may be exercised by inserting the name of the person to be appointed in the blank space provided in this Proxy or by completing another form of proxy.
This Proxy or such other form of proxy should be completed, dated and signed, and sent in the enclosed envelope or otherwise to American Stock Transfer & Trust Company at 6201 — 15th Avenue, 3rd Floor, Brooklyn, New York 11219.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WASTE SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
WEDNESDAY, DECEMBER 21, 2005
(the “Annual Meeting”)
     This proxy should be read in conjunction with the Proxy Statement pertaining thereto.
     The undersigned, being a holder of shares of common stock or Special Voting Preferred Stock of WASTE SERVICES, INC., hereby appoints Ivan R. Cairns, or failing him, George Boothe, or instead of either of them the person, if any, named below as proxyholder, with power of substitution, to attend and vote for the undersigned at the Annual Meeting of stockholders to be held on Wednesday, December 21, 2005, and at any adjournment or postponement:
THE STOCKHOLDER MAY APPOINT A PROXYHOLDER OTHER THAN ANY PERSON DESIGNATED ABOVE (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON THE STOCKHOLDER’S BEHALF AT THE ANNUAL MEETING. IF YOU WISH SOME PERSON TO ACT FOR YOU OTHER THAN THE PERSON(S) NAMED IN THE ABOVE FORM, FILL IN THE NAME OF SUCH PERSON HERE

or as an alternate

(Continued and to be signed on the reverse side)